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                                                                   EXHIBIT 28.2


                        FORM OF BROKER-DEALER AGREEMENTS

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===============================================================================

                             BROKER-DEALER AGREEMENT

                                     between

                                  CITIBANK N.A.

                                       and

               MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED

                          Dated as of ___________, 1996

                                   Relating to

                   FLEXIBLE AUCTION MARKET PREFERRED STOCK(R)

                                   ("AMPS"(R))

                                Series A, B and C

                                       of

                     SMITHKLINE BEECHAM HOLDINGS CORPORATION

===============================================================================
(R)  Registered trademark of Merrill Lynch & Co., Inc.
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                                TABLE OF CONTENTS

I.       DEFINITIONS AND RULES OF CONSTRUCTION

         1.1.     Terms Defined by Reference to the Certificate of
                    Designations............................................ 2
         1.2.       Terms Defined Herein.................................... 2
         1.3.       Rules of Construction................................... 3

II.      NOTIFICATION OF DIVIDEND PERIOD

         2.1.       ........................................................ 3

III.     THE AUCTION

         3.1.       Purpose; Incorporation by Reference of Auction
                    Procedures and Settlement Procedures.................... 3
         3.2.       Preparation for Each Auction............................ 4
         3.3.       Auction Schedule; Method of Submission of Orders........ 5
         3.4.       Notice of Auction Results............................... 6
         3.5.       Service Charge to Be Paid to BD......................... 7

IV.      THE AUCTION AGENT

         4.1.       Duties and Responsibilities............................. 7
         4.2.       Rights of the Auction Agent............................. 8
         4.3.       Auction Agent's Disclaimer.............................. 8

V.       MISCELLANEOUS

         5.1.       Termination............................................. 8
         5.2.       Participant in Securities Depository; Payment of
                    Dividends in Same-Day Funds............................. 9
         5.3.       Agent Member............................................ 9
         5.4.       Communications.......................................... 9
         5.5.       Entire Agreement........................................10
         5.6.       Benefits................................................10
         5.7.       Amendment; Waiver.......................................10
         5.8.       Successors and Assigns..................................10
         5.9.       Severability............................................10
         5.10.      Execution in Counterparts...............................10
         5.11.      Governing Law...........................................10

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         BROKER-DEALER AGREEMENT dated as of ________________, 1996, between
CITIBANK N.A., a national banking association (the "Auction Agent") (not in its individual capacity, but solely as agent of SmithKline Beecham Holdings Corporation, a Delaware corporation (the "Company"), pursuant to authority granted to it under the Auction Agent Agreement dated as of _____________, 1996, between the Company and the Auction Agent (the "Auction Agent Agreement")) and MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED (together with its successors and assigns, "BD").

         The Company proposes to duly authorize and issue up to _____ Shares in nine series designated Flexible Auction Market Preferred Stock(R), Series A-1, Series A-2 and Series A-3 (collectively, "Series A AMPS"); AMPS Series B-1, Series B-2 and Series B-3 (collectively, "Series B AMPS"), and AMPS Series C-1, Series C-2 and Series C-3 (collectively, "Series C-3 AMPS"), all with no par value and a liquidation preference of $100,000 per Share plus accumulated but unpaid dividends (whether or not earned or declared), each pursuant to the Company's Certificate of Designations (as defined below). The Series A AMPS, Series B AMPS and Series C AMPS are sometimes referred to together herein as "Shares".

         The Company's Certificate of Designations provides that the dividend rate on each Series of Shares for each Subsequent Dividend Period therefor shall be the Applicable Rate therefor, which in each case, in general shall be the rate per annum that a Broker- Dealer appointed by the Company advises results from implementation of the Auction Procedures (as defined below). The Board of Directors of the Company has adopted a resolution appointing Citibank N.A. as Auction Agent for purposes of the Auction Procedures, and pursuant to Section 2.5(d) of the Auction Agent Agreement, the Company has requested and directed the Auction Agent to execute and deliver this Agreement.

         The Auction Procedures require the participation of one or more Broker-Dealers.

- ---------------------------
(R)  Registered trademark of Merrill Lynch & Co., Inc.

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         NOW, THEREFORE, in consideration of the mutual covenants contained herein, the Auction Agent and BD agree as follows:

I.       DEFINITIONS AND RULES OF CONSTRUCTION.

         1.1. Terms Defined by Reference to the Certificate of Designations. Capitalized terms not defined herein shall have their respective meanings specified in the Certificate of Designations of the Company, including, without limitation, Paragraph 1 and Paragraph 7 thereof, unless the context otherwise requires.

         1.2. Terms Defined Herein. As used herein and in the Settlement Procedures (as defined below), the following terms shall have the following meanings, unless the context otherwise requires:

                    (a)  "Auction" shall have the meaning specified in
Section 3.1 hereof.

                    (b) "Auction Procedures" shall mean the Auction Procedures that are set forth in Paragraph 7 of the Certificate of Designations.

                    (c) "Authorized Officer" shall mean each Senior Vice President, Vice President, Assistant Vice President, Trust Officer, Assistant Secretary and Assistant Treasurer of the Auction Agent assigned to its Corporate Trust and Agency Group and every other officer or employee of the Auction Agent designated as an "Authorized Officer" for purposes of this Agreement in a communication to BD.

                    (d) "Broker-Dealer Agreement" shall mean this Agreement and any substantially similar agreement between the Auction Agent and a Broker-Dealer.

                    (e) "Certificate of Designations" shall mean the Certificate of Designations, as amended, of the Company, establishing the powers, preferences and rights of the Shares filed on _________ 1996 with the Secretary of State of the State of Delaware.

                    (f) "BD Officer" shall mean each officer or employee of BD designated as a "BD Officer" for purposes of this Agreement in a communication to the Auction Agent.

                    (g) "Settlement Procedures" shall mean the Settlement Procedures attached hereto as Exhibit A.

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         1.3.       Rules of Construction.  Unless the context or use
indicates another or different meaning or intent, the following rules shall apply to the construction of this Agreement:

                    (a) Words importing the singular number shall include the plural number and vice versa.

                    (b) The captions and headings herein are solely for convenience of reference and shall not constitute a part of this Agreement, nor shall they affect its meaning, construction or effect.

                    (c) The words "hereof," "herein," "hereto," and other words of similar import refer to this Agreement as a whole.

                    (d) All references herein to a particular time of day shall be to New York City time.

II.      NOTIFICATION OF DIVIDEND PERIOD.

         2.1. The provisions contained in Paragraph 2 of the Certificate of Designations concerning the notification of a Special Dividend Period will be followed by the Auction Agent and BD, and the provisions contained therein are incorporated herein by reference in their entirety and shall be deemed to be a part of this Agreement to the same extent as if such provisions were set forth fully herein.

III.     THE AUCTION.

         3.1. Purpose; Incorporation by Reference of Auction Procedures and Settlement Procedures.

                    (a) On each Auction Date for a Series of AMPS, the provisions of the Auction Procedures will be followed by the Auction Agent for the purpose of determining the Applicable Rate for such Series of Shares, for the next Subsequent Dividend Period therefor. Each periodic operation of such procedures is hereinafter referred to as an "Auction."

                    (b) All of the provisions contained in the Auction Pro cedures and the Settlement Procedures are incorporated herein by reference in their entirety and shall be deemed to be a part of this Agreement to the same extent as if such provisions were set forth fully herein.

                    (c) BD agrees to act as, and assumes the obligations of and limitations and restrictions placed upon, a Broker-Dealer under this Agreement. BD understands that other Persons meeting the

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requirements specified in the definition of "Broker-Dealer" contained in
Paragraph 1 of the Certificate of Designations may execute a Broker-Dealer Agreement and participate as Broker-Dealers in Auctions.

                    (d) BD and other Broker-Dealers may participate in Auctions for their own accounts. However, the Company, by notice to BD and all other Broker Dealers, may prohibit all Broker-Dealers from submitting Bids in Auctions for their own accounts, provided that Broker-Dealers may continue to submit Hold Orders and Sell Orders.

         3.2.       Preparation for Each Auction.

                    (a) Not later than 9:30 A.M. on each Auction Date for a Series of Shares, the Auction Agent shall advise BD by telephone of the Reference Rate and the Maximum Dividend Rate in effect on such Auction Date.

                    (b) In the event that the Auction Date for any Auction of a Series of AMPS shall be changed after the Auction Agent has given the notice referred to in clause G of paragraph I of the Settlement Procedures, the Auction Agent, by such means as the Auction Agent deems practicable, shall give notice of such change to BD not later than the earlier of 9:15 A.M. on the new Auction Date or 9:15 A.M. on the old Auction Date. Thereafter, BD promptly shall notify customers of BD that BD believes are beneficial owners of such Series of such change in the Auction Date.

                    (c) The Auction Agent from time to time may request BD to provide it with a list of the respective customers BD believes are beneficial owners of AMPS of each Series of Shares. BD shall comply with any such request, and the Auction Agent shall keep confidential any such information, including information received as to the identity of Bidders in any Auction, and shall not disclose any such information so provided to any Person other than the Company; and such information shall not be used by the Auction Agent or its officers, employees, agents or representatives for any purpose other than such purposes as are described herein. The Auction Agent shall transmit any list of customers BD believes are beneficial owners of AMPS of each Series of Shares and information related thereto only to its officers, employees, agents or representatives in the [Corporate Trust and Agency Group] who need to know such information for the purposes of acting in accordance with this Agreement, and the Auction Agent shall prevent the transmission of such information to others and shall cause its officers, employees, agents and representatives to abide by the foregoing confidentiality restrictions.

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         3.3.       Auction Schedule; Method of Submission of Orders.

                    (a) The Company and the Auction Agent shall conduct separate Auctions for each Series of Shares in accordance with the schedule set forth below. Such schedule may be changed at any time by the Auction Agent with the consent of the Company, which consent shall not be withheld unreasonably. The Auction Agent shall give notice of any such change to BD. Such notice shall be received prior to the first Auction Date on which any such change shall be effective.

           Time                                            Event
           ----                                            -----
        By 9:30 A.M.                        Auction Agent advises the Company
                                            and Broker-Dealers of the Reference
                                            Rate and the Maximum Dividend Rate
                                            as set forth in Section 3.2(a)
                                            hereof.

       9:30 A.M. - 1:00 P.M.                Auction Agent assembles information
                                            communicated to it by Broker-
                                            Dealers as provided in Paragraph
                                            7(c)(i) of the Certificate of
                                            Designations.  Submission Deadline
                                            is 1:00 P.M.

       Not earlier than                     Auction Agent makes determinations
       1:00 P.M.                            pursuant to Paragraph 7(d)(i) of
                                            the Certificate of Designations.

       By approximately                     Auction Agent advises the Company
       3:00 P.M.                            of the results of the Auction as
                                            provided in Paragraph 7(d)(ii) of
                                            the Certificate of Designations.

                                            Submitted Bids and Submitted Sell
                                            Orders are accepted and rejected in
                                            whole or in part and Shares are
                                            allocated as provided in Paragraph
                                            7(e) of the Certificate of
                                            Designations.

                                            Auction Agent gives notice of
                                            the Auction results as set forth
                                            in Section 3.4(a) hereof.

         (b) BD agrees to maintain a list of Potential Holders and to contact the Potential Holders on such list on or prior to each Auction Date for the purposes set forth in Paragraph 7 of the Certificate of Designations.

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                  (c) BD shall submit Orders to the Auction Agent in writing in substantially the form attached hereto as Exhibit B. BD shall submit separate Orders to the Auction Agent for each Potential Holder or Existing Holder on whose behalf BD is submitting an Order and shall not net or aggregate the Orders of Potential Holder or Existing Holder on whose behalf BD is submitting Orders.

                  (d) BD shall deliver to the Auction Agent (i) a written notice, substantially in the form attached hereto as Exhibit C, of transfers of Shares of any Series of Shares, made through BD by a Beneficial Owner to another Person other than pursuant to an Auction, and (ii) a written notice, substantially in the form attached hereto as Exhibit D, of the failure of Shares of any Series of Shares to be transferred to or by any Person that purchased or sold Shares of any Series of Shares through BD pursuant to an Auction. The Auction Agent is not required to accept any notice delivered pursuant to the terms of the foregoing sentence with respect to an Auction unless it is received by the Auction Agent by 3:00 P.M. on the Business Day next preceding the applicable Auction Date.

         3.4.     Notice of Auction Results.

                  (a) On each Auction Date, the Auction Agent shall notify BD by telephone as set forth in paragraph (a) of the Settlement Procedures. On the Business Day next succeeding such Auction Date, the Auction Agent shall notify BD in writing of the disposition of all Orders submitted by BD in the Auction held on such Auction Date.

                  (b) BD shall notify each Existing Holder or Potential Holder on whose behalf BD has submitted an Order as set forth in paragraph II of the Settlement Procedures, and take such other action as is required of BD pursuant to the Settlement Procedures.

         If any Existing Holder selling Shares in an Auction, on whose behalf BD has submitted an Order as set forth in paragraph II of the Settlement Procedures, fails to deliver such Shares, BD may deliver to any Person that was to have purchased Shares of such Series of Shares in such Auction a number of whole Shares of such Series of Shares that is less than the number of Shares that otherwise was to be purchased by such Person. In such event, the number of Shares of such Series of Shares to be so delivered shall be determined by BD. Delivery of such lesser number of Shares shall constitute good delivery. Upon the occurrence of any such failure to deliver Shares, BD shall deliver to the Auction Agent the notice required by Section 3.3(d)(ii) hereof. Notwithstanding the foregoing terms of this Section 3.4(b), any delivery or non-delivery of Shares of any Series of Shares which represents any departure from the results of an Auction, as determined by the Auction Agent, shall be of no effect unless and until the Auction

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Agent shall have been notified of such delivery or non-delivery in accordance with the terms of Section 3.3(d) hereof. The Auction Agent shall have no duty or liability with respect to enforcement of this Section 3.4(b).

         3.5. Service Charge to Be Paid to BD. On the Business Day next succeeding each Auction Date, the Auction Agent shall pay to BD from moneys received from the Company an amount equal to: (a) in the case of any Auction Date immediately preceding a Regular Dividend Period, the product of (i) a fraction the numerator of which is the number of days in such Subsequent Dividend Period (calculated by counting the first day of such Subsequent Dividend Period but excluding the last day thereof) and the denominator of which is 360, times (ii) [1/4 of 1%], times (iii) $100,000, times (iv) the sum of (A) the aggregate number of Shares placed by BD in the applicable Auction that were
(x) the subject of a Submitted Bid of an Existing Holder submitted by BD and continued to be held as a result of such submission and (y) the subject of a Submitted Bid of a Potential Holder submitted by BD and were purchased as a result of such submission plus (B) the aggregate number of Shares subject to valid Hold Orders (determined in accordance with Paragraph 7 of the Certificate of Designations) submitted to the Auction Agent by BD plus (C) the number of Shares deemed to be subject to Hold Orders by Existing Holders pursuant to Paragraph 7 of the Certificate of Designations that were acquired by such Existing Holders through BD; and (b) in the case of any Auction Date immediately preceding a Special Dividend Period, that amount as mutually agreed upon by the Company and BD, based on the selling concession that would be applicable to an underwriting of fixed or variable rate preferred Shares with a similar final maturity or variable rate dividend period, at the commencement of such Special Dividend Period.

         For purposes of subclause (a)(iv)(C) of the foregoing sentence, if any Beneficial Owner who acquired Shares of any Series of Shares through BD transfers those Shares to another Person other than pursuant to an Auction, then the Broker-Dealer for the Shares so transferred shall continue to be BD, provided, however, that if the transfer was effected by, or if the transferee is, a Broker- Dealer other than BD, then such Broker-Dealer shall be the Broker-Dealer for such Shares.

IV.      THE AUCTION AGENT.

         4.1.     Duties and Responsibilities.

         (a) The Auction Agent is acting solely as agent for the Company hereunder and owes no fiduciary duties to any other Person by reason of this Agreement.

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         (b) The Auction Agent undertakes to perform such duties and only such duties as are set forth specifically in this Agreement, and no implied covenants or obligations shall be read into this Agreement against the Auction Agent.

         (c) In the absence of bad faith or negligence on its part, the Auction Agent shall not be liable for any action taken, suffered or omitted by it, or for any error of judgment made by it in the performance of its duties under this Agreement. The Auction Agent shall not be liable for any error of judgment made in good faith unless the Auction Agent shall have been negligent in ascertaining (or failing to ascertain) the pertinent facts.

         4.2.     Rights of the Auction Agent.

         (a) The Auction Agent may rely upon, and shall be protected in acting or refraining from acting upon, any communication authorized by this Agreement and any written instruction, notice, request, direction, consent, report, certificate, Share certificate or other instrument, paper or document believed by it to be genuine. The Auction Agent shall not be liable for acting upon any telephone communication authorized by this Agreement which the Auction Agent believes in good faith to have been given by the Company or by BD. The Auction Agent may record telephone communications with BD.

         (b) The Auction Agent may consult with counsel of its own choice, and the advice of such counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

         (c) The Auction Agent shall not be required to advance, expend or risk its own funds or otherwise incur or become exposed to financial liability in the performance of its duties hereunder.

         (d) The Auction Agent may perform its duties and exercise its rights hereunder either directly or by or through agents or attorneys.

         4.3. Auction Agent's Disclaimer. The Auction Agent makes no representation as to the validity or adequacy of this Agreement or the Shares.

V.       MISCELLANEOUS.

         5.1. Termination. Either party may terminate this Agreement at any time upon five days' prior written notice to the other party; provided, however, that if BD is Merrill Lynch, Pierce, Fenner & Smith Incorporated or Lehman Brothers Inc., neither BD nor the Auction Agent may terminate this Agreement without first

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obtaining prior written consent of the Company to such termination, which consent shall not be withheld unreasonably.

         5.2. Participant in Securities Depository; Payment of Dividends in Same-Day Funds.

         (a) BD is, and shall remain for the term of this Agreement, a member of, or a participant in, the Securities Depository (or an affiliate of such a member or participant).

         (b) BD represents that it (or if BD does not act as Agent Member, one of its affiliates) shall make all dividend payments on the Shares available in same-day funds on each Dividend Payment Date to customers that use BD (or its affiliate) as Agent Member.

         5.3. Agent Member. At the date hereof, BD is a participant of the Securities Depository.

         5.4. Communications. Except for (i) communications authorized to be made by telephone pursuant to this Agreement or the Auction Procedures and (ii) communications in connection with the Auctions (other than those expressly required to be in writing), all notices, requests and other communications to any party hereunder shall be in writing (including telecopy or similar writing) and shall be given to such party at its address or telecopier number set forth below:

   If to BD,                             Merrill Lynch, Pierce, Fenner & Smith
   addressed to:                                    Incorporated
                                         Merrill Lynch World Headquarters
                                         World Financial Center, North Tower
                                         New York, New York 10281-1307
                                         Attention:  [Carter S. Kegel]

                                         Telecopier No.: [(212) 449-2761]
                                         Telephone No.: [(212) 449-4940]

   If to the Auction                     Citibank N.A.
   Agent, addressed to:
                       ------------------------------------
                       ------------------------------------

                       Attention:
                                 ----------------------------------------

                                         Telecopier No.: [(212) 797-1148]
                                         Telephone No.:  [(212) 858-2135]

or such other address or telecopier number as such party hereafter may specify for such purpose by notice to the other party. Each such notice, request or communication shall be effective when delivered at the address specified herein. Communications shall be given on behalf of BD by a BD Officer and on behalf of the Auction

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Agent by an Authorized Officer. BD may record telephone communications with the
Auction Agent.

         5.5. Entire Agreement. This Agreement contains the entire agreement between the parties relating to the subject matter hereof, and there are no other representations, endorsements, promises, agreements or understandings, oral, written or inferred, between the parties relating to the subject matter hereof.

         5.6. Benefits. Nothing in this Agreement, express or implied, shall give to any person, other than the Company, the Auction Agent and BD and their respective successors and assigns, any benefit of any legal or equitable right, remedy or claim under this Agreement.

         5.7. Amendment; Waiver.

                  (a) This Agreement shall not be deemed or construed to be modified, amended, rescinded, canceled or waived, in whole or in part, except by a written instrument signed by a duly authorized representative of the party to be charged.

                  (b) Failure of either party to this Agreement to exercise any right or remedy hereunder in the event of a breach of this Agreement by the other party shall not constitute a waiver of any such right or remedy with respect to any subsequent breach.

         5.8. Successors and Assigns. This Agreement shall be binding upon, inure to the benefit of, and be enforceable by, the respective successors and permitted assigns of each of BD and the Auction Agent. This Agreement may not be assigned by either party hereto absent the prior written consent of the other party; provided, however, that this Agreement may be assigned by the Auction Agent to a successor Auction Agent selected by the Company without the consent of BD.

         5.9. Severability. If any clause, provision or section of this Agreement shall be ruled invalid or unenforceable by any court of competent jurisdiction, the invalidity or unenforceability of such clause, provision or section shall not affect any remaining clause, provision or section hereof.

         5.10. Execution in Counterparts. This Agreement may be executed in several counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument.

         5.11. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed in said State.

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         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the date first above written.

                                          CITIBANK N.A.

                                          By:
                                             -------------------------------
                                             Name:
                                             Title:

                                          MERRILL LYNCH, PIERCE, FENNER & SMITH
                                                       INCORPORATED


                                          By:
                                             -------------------------------
                                             Name:
                                             Title:

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                                                                      EXHIBIT A

                              SETTLEMENT PROCEDURES


     The following summary of Settlement Procedures sets forth the procedures expected to be followed in connection with the settlement of each Auction and are incorporated by reference in the Auction Agent Agreement and the Broker-Dealer Agreement. Nothing contained in this Exhibit A constitutes a representation by the Company that in each Auction each party referred to herein actually will perform the procedures described herein to be performed by such party. Capitalized terms used herein shall have the respective meanings specified in the Broker-Dealer Agreement.

     I. On each Auction Date, the Auction Agent shall notify by telephone or through the Auction Agent's Processing System the Broker-Dealers that participated in the Auction held on such Auction Date and submitted an Order on behalf of any Existing Holder or Potential Holder of:

          A. the Applicable Rate fixed for the next succeeding Dividend Period;

          B. whether Sufficient Clearing Bids existed for the determination of the Applicable Rate;

          C. if such Broker-Dealer (a "Seller's Broker-Dealer") submitted a Bid or a Sell Order on behalf of an Existing Holder, the number of Shares, if any, to be sold by such Existing Holder;

          D. if such Broker-Dealer (a "Buyer's Broker-Dealer") submitted a Bid on behalf of a Potential Holder, the number of Shares, if any, to be purchased by such Potential Holder;

          E. if the aggregate number of Shares to be sold by all Existing Holders on whose behalf such Broker-Dealer submitted a Bid or a Sell Order exceeds the aggregate number of Shares to be purchased by all Potential Holders on whose behalf such Broker-Dealer submitted a Bid, the name or names of one or more Buyer's Broker-Dealers (and the name of the Agent Member, if any, of each such Buyer's Broker-Dealer) acting for one or more purchasers of such excess number of Shares and the number of such Shares to be purchased from one or more Existing Holders on whose behalf such Broker-Dealer acted by one or more Potential Holders on whose behalf each of such Buyer's Broker-Dealers acted;

          F. if the aggregate number of Shares to be purchased by all Potential Holders on whose behalf such Broker-Dealer submitted a Bid exceeds the aggregate number of Shares to be sold by all Existing Holders on whose behalf such Broker-Dealer submitted a Bid or a Sell Order, the name or names of one or more Seller's Broker-Dealers (and the name of the Agent Member, if any, of each such Seller's Broker-Dealer) acting for one or more sellers of such excess number of Shares and the number of such Shares to be sold to one or more Potential Holders on whose behalf such Broker-Dealer acted by one or more Existing Holders on whose behalf each of such Seller's Broker-Dealers acted; and

          G. the Auction Date of the next succeeding Auction with respect to the Shares.

     II. On each Auction Date, each Broker-Dealer that submitted an Order on behalf of any Existing Holder or Potential Holder shall:

          A. in the case of a Broker-Dealer that is a Buyer's Broker-Dealer, instruct each Potential Holder on whose behalf such Broker-Dealer submitted a Bid that was accepted, in whole or in part, to instruct such Potential Holder's Agent Member to pay to such Broker-Dealer (or its Agent Member) through the Securities Depository the amount necessary to purchase the number of Shares to be purchased pursuant to such Bid against receipt of such Shares and advise such Potential Holder of the Applicable Rate for the next succeeding Dividend Period;

          B. in the case of a Broker-Dealer that is a Seller's Broker-Dealer, instruct each Existing Holder on whose behalf such Broker-Dealer submitted a Sell Order that was accepted, in whole or in part, or a Bid that was accepted, in whole or in part, to instruct such Existing Holder's Agent Member to deliver to such Broker-Dealer (or its Agent Member) through the Securities Depository the number of Shares to


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     be sold pursuant to such Order against payment therefor and advise any such
     Existing Holder that will continue to hold Shares of the Applicable Rate for the next succeeding Dividend Period;

          C. advise each Existing Holder on whose behalf such Broker-Dealer submitted a Hold Order of the Applicable Rate for the next succeeding Dividend Period;

          D. advise each Existing Holder on whose behalf such Broker-Dealer submitted an Order of the Auction Date for the next succeeding Auction; and

          E. advise each Potential Holder on whose behalf such Broker-Dealer submitted a Bid that was accepted, in whole or in part, of the Auction Date for the next succeeding Auction.

     III. On the basis of the information provided to it pursuant to (I) above, each Broker-Dealer that submitted a Bid or a Sell Order on behalf of a Potential Holder or an Existing Holder shall, in such manner and at such time or times as in its sole discretion it may determine, allocate any funds received by it pursuant to (II)(A) above and any Shares received by it pursuant to (II)(B) above among the Potential Holders, if any, on whose behalf such Broker-Dealer submitted Bids, the Existing Holders, if any, on whose behalf such Broker-Dealer submitted Bids that were accepted or Sell Orders, and any Broker-Dealer or Broker-Dealers identified to it by the Auction Agent pursuant to (I)(E) or
(I)(F) above.

     IV. On each Auction Date:

          A. each Potential Holder and Existing Holder shall instruct its Agent Member as provided in (II) (A) or (B) above, as the case may be;

          B. each Seller's Broker-Dealer which is not an Agent Member of the Securities Depository shall instruct its Agent Member to (A) pay through the Securities Depository to the Agent Member of the Existing Holder delivering Shares to such Broker-Dealer pursuant to (II)(B) above the amount necessary to purchase such Shares against receipt of such Shares, and (B) deliver such Shares through the Securities Depository to a Buyer's Broker-Dealer (or its Agent Member) identified to such Seller's Broker-Dealer pursuant to (I)(E) above against payment therefor; and

          C. each Buyer's Broker-Dealer which is not an Agent Member of the Securities Depository shall instruct its Agent Member to (A) pay through the Securities Depository to a Seller's Broker-Dealer (or its Agent Member) identified pursuant to (I) (F) above the amount necessary to purchase the Shares to be purchased pursuant to (II)(A) above against receipt of such Shares, and (B) deliver such Shares through the Securities Depository to the Agent Member of the purchaser thereof against payment therefor.

     V. On the day after the Auction Date:

          A. each Bidder's Agent Member referred to in (IV)(A) above shall instruct the Securities Depository to execute the transactions described in
     (II)(A) or (B) above, and the Securities Depository shall execute such transactions;

          B. each Seller's Broker-Dealer or its Agent Member shall instruct the Securities Depository to execute the transactions described in (IV)(B) above, and the Securities Depository shall execute such transactions; and

          C. each Buyer's Broker-Dealer or its Agent Member shall instruct the Securities Depository to execute the transactions described in (IV)(C) above, and the Securities Depository shall execute such transactions.

     VI. If a an Existing Holder selling Shares in an Auction fails to deliver such Shares (by authorized book-entry), a Broker-Dealer may deliver to the Potential Holder on behalf of which it submitted a Bid that was accepted a number of whole Shares that is less than the number of Shares that otherwise was to be purchased by such Potential Holder. In such event, the number of Shares to be so delivered shall be determined solely by such Broker-Dealer. Delivery of such lesser number of Shares shall constitute good delivery. Notwithstanding the foregoing terms of this paragraph (VI), any delivery or non-delivery of Shares which shall represent any departure from the results of an Auction, as determined by the Auction Agent, shall be of no effect unless and until the Auction Agent shall have been notified of such delivery or non-delivery in accordance with the provisions of the Auction Agent Agreement and the Broker-Dealer Agreements.

                                                                      EXHIBIT B

                                  CITIBANK N.A.
                                AUCTION BID FORM

Submit To:  Citibank N.A.                     Issue:   SmithKline Beecham
           [Securities Transfer Department]            Holdings Corporation
           [Address]                          Series: _______________________
           New York, New York _______         Auction Date:__________________
           Attention: [Auction Window]        Telephone: (215) 751-7633
                                              Facsimile: (215) ________

The undersigned Broker-Dealer submits the following Order on behalf of the Bidder listed below:

Name of Bidder:_____________________________

                                 EXISTING HOLDER

Shares now held_____________________________  HOLD          ___________________
                                              BID at rate of___________________
                                              SELL          ___________________

                           POTENTIAL BENEFICIAL OWNER

                                              # of Shares bid__________________
                                              BID at rate of___________________

Notes:

(1) If submitting more than one Bid for one Bidder, use additional Auction Bid Forms.

(2) If one or more Bids covering in the aggregate more than the number of outstanding Shares held by any Existing Holder are submitted, such Bid shall be considered valid in the order of priority set forth in the Auction Procedures on the above issue.

(3) A Hold or Sell Order may be placed only by an Existing Holder covering a number of Shares not greater than the number of Shares currently held.

(4) Potential Holders may make only Bids, each of which must specify a rate. If more than one Bid is submitted on behalf of any Potential Holder, each Bid submitted shall be a separate Bid with the rate specified.

(5) Bids may contain no more than three figures to the right of the decimal point (.001 of 1%). Fractions will not be accepted.

   NAME OF BROKER-DEALER__________________________________________

   Authorized Signature___________________________________________

                                                                      EXHIBIT C

                    (Note: To be used only for transfers made
                       other than pursuant to an Auction)

                                  TRANSFER FORM

                  Re:      SmithKline Beecham Holdings Corporation
                           Flexible Auction Market Preferred Stock(R),
                           Series [A-1][A-2][A-3][B-1][B-2][B-3][C-1][C-2][C-3]
                           ("Shares"(R))

         We are (check one):

/ /      the Existing Holder named below;

/ /      the Broker-Dealer for such Existing Holder; or

/ /      the Agent Member for such Existing Holder.

         We hereby notify you that such Existing Holder has transferred _____Shares to ____________.

                                               ________________________________
                                               (Name of Existing Holder)

                                               ________________________________
                                               (Name of Broker-Dealer)

                                               ________________________________
                                               (Name of Agent Member)


                                                By:____________________________
                                                   Printed Name:
                                                   Title:

                                                                      EXHIBIT D

                 (Note: To be used only for failures to deliver
                       Shares sold pursuant to an Auction)

                         NOTICE OF A FAILURE TO DELIVER

Complete either I or II

          I.      We are a Broker-Dealer for ________________________ (the
                  "Purchaser"), which purchased_________ Shares, Series [A-1][A-2][A-3][B-1][B-2][B-3][C-1][C-2][C-3], of
                  SmithKline Beecham Holdings Corporation in the Auction held on________________________from the Seller of such Shares.

         II.      We are a Broker-Dealer for ________________________ (the
                  "Seller"), which sold________ Shares, Series
                  [A-1][A-2][A-3][B-1][B-2][B-3][C-1][C-2][C-3], of
                  SmithKline Beecham Holdings Corporation in the Auction held on________________to the Purchaser of such Shares.

                  We hereby notify you that (check one):

                  ______________ The Seller failed to deliver such Shares to the Purchaser

                  ______________ The Purchaser failed to make payment to the
                                 Seller upon delivery of such Shares

                                      Name:____________________________________
                                                (Name of Broker-Dealer)

                                      By:____________________________________
                                           Printed Name:
                                           Title:

===============================================================================

                             BROKER-DEALER AGREEMENT

                                     between

                              THE BANK OF NEW YORK

                                       and

                              LEHMAN BROTHERS INC.

                          Dated as of ___________, 1996

                                   Relating to

               FLEXIBLE MONEY MARKET CUMULATIVE PREFERRED STOCK(R)

                                   ("MMP"(R))

                                Series __________

                                       of

                     SMITHKLINE BEECHAM HOLDINGS CORPORATION

===============================================================================
(R)  Registered trademark of Lehman Brothers Inc.

                                TABLE OF CONTENTS

I.       DEFINITIONS AND RULES OF CONSTRUCTION

         1.1.       Terms Defined by Reference to the Certificate of
                    Designations.........................................  2
         1.2.       Terms Defined Herein.................................  2
         1.3.       Rules of Construction................................  3

II.      NOTIFICATION OF DIVIDEND PERIOD

         2.1.       .....................................................  3

III.     THE AUCTION

         3.1.       Purpose; Incorporation by Reference of Auction
                    Procedures and Settlement Procedures.................  3
         3.2.       Preparation for Each Auction.........................  4
         3.3.       Auction Schedule; Method of Submission of Orders.....  5
         3.4.       Notice of Auction Results............................  6
         3.5.       Service Charge to Be Paid to BD......................  7

IV.      THE AUCTION AGENT

         4.1.       Duties and Responsibilities..........................  7
         4.2.       Rights of the Auction Agent..........................  8
         4.3.       Auction Agent's Disclaimer...........................  8

V.       MISCELLANEOUS

         5.1.       Termination..........................................  8
         5.2.       Participant in Securities Depository; Payment of
                    Dividends in Same-Day Funds..........................  9
         5.3.       Agent Member.........................................  9
         5.4.       Communications.......................................  9
         5.5.       Entire Agreement..................................... 10
         5.6.       Benefits............................................. 10
         5.7.       Amendment; Waiver.................................... 10
         5.8.       Successors and Assigns............................... 10
         5.9.       Severability......................................... 10
         5.10.      Execution in Counterparts............................ 10
         5.11.      Governing Law........................................ 10

         BROKER-DEALER AGREEMENT dated as of ________________, 1996, between THE BANK OF NEW YORK, a national banking association (the "Auction Agent") (not in its individual capacity, but solely as agent of SmithKline Beecham Holdings Corporation, a Delaware corporation (the "Company"), pursuant to authority granted to it under the Auction Agent Agreement dated as of _____________, 1996, between the Company and the Auction Agent (the "Auction Agent Agreement")) and LEHMAN BROTHERS INC. (together with its successors and assigns, "BD").

         The Company proposes to duly authorize and issue up to _____ Shares in _____ series designated Flexible Money Market Cumulative Preferred Stock(R), Series ___, Series ___, Series ___, Series ___ and Series ___, all with no par value and a liquidation preference of $100,000 per Share plus accumulated but unpaid dividends (whether or not earned or declared), each pursuant to the Company's Certificate of Designations (as defined below). The Series __ MMP, Series __ MMP, Series __ MMP, Series __ MMP and Series __ MMP are sometimes referred to together herein as "Shares".

         The Company's Certificate of Designations provides that the dividend rate on each Series of Shares for each Subsequent Dividend Period therefor shall be the Applicable Rate therefor, which in each case, in general shall be the rate per annum that a Broker- Dealer appointed by the Company advises results from implementation of the Auction Procedures (as defined below). The Board of Directors of the Company has adopted a resolution appointing The Bank of New York as Auction Agent for purposes of the Auction Procedures, and pursuant to
Section 2.5(d) of the Auction Agent Agreement, the Company has requested and directed the Auction Agent to execute and deliver this Agreement.

         The Auction Procedures require the participation of one or more Broker-Dealers.

- --------------------
(R)  Registered trademark of Lehman Brothers Inc.

         NOW, THEREFORE, in consideration of the mutual covenants contained herein, the Auction Agent and BD agree as follows:

I.       DEFINITIONS AND RULES OF CONSTRUCTION.

         1.1. Terms Defined by Reference to the Certificate of Designations. Capitalized terms not defined herein shall have their respective meanings specified in the Certificate of Designations of the Company, including, without limitation, Paragraph 1 and Paragraph 7 thereof, unless the context otherwise requires.

         1.2. Terms Defined Herein. As used herein and in the Settlement Procedures (as defined below), the following terms shall have the following meanings, unless the context otherwise requires:

                    (a)  "Auction" shall have the meaning specified in
Section 3.1 hereof.

                    (b) "Auction Procedures" shall mean the Auction Procedures that are set forth in Paragraph 7 of the Certificate of Designations.

                    (c) "Authorized Officer" shall mean each Senior Vice President, Vice President, Assistant Vice President, and Assistant Treasurer of the Auction Agent assigned to its Corporate Trust and Agency Group and every other officer or employee of the Auction Agent designated as an "Authorized Officer" for purposes of this Agreement in a communication to BD.

                    (d) "Broker-Dealer Agreement" shall mean this Agreement and any substantially similar agreement between the Auction Agent and a Broker-Dealer.

                    (e) "Certificate of Designations" shall mean the Certificate of Designations, as amended, of the Company, establishing the powers, preferences and rights of the Shares filed on _________ 1996 with the Secretary of State of the State of Delaware.

                    (f) "BD Officer" shall mean each officer or employee of BD designated as a "BD Officer" for purposes of this Agreement in a communication to the Auction Agent.

                    (g) "Settlement Procedures" shall mean the Settlement Procedures attached hereto as Exhibit A.

         1.3. Rules of Construction. Unless the context or use indicates another or different meaning or intent, the following rules shall apply to the construction of this Agreement:

                    (a) Words importing the singular number shall include the plural number and vice versa.

                    (b) The captions and headings herein are solely for convenience of reference and shall not constitute a part of this Agreement, nor shall they affect its meaning, construction or effect.

                    (c) The words "hereof," "herein," "hereto," and other words of similar import refer to this Agreement as a whole.

                    (d) All references herein to a particular time of day shall be to New York City time.

II.      NOTIFICATION OF DIVIDEND PERIOD.

         2.1. The provisions contained in Paragraph 2 of the Certificate of Designations concerning the notification of a Special Dividend Period will be followed by the Auction Agent and BD, and the provisions contained therein are incorporated herein by reference in their entirety and shall be deemed to be a part of this Agreement to the same extent as if such provisions were set forth fully herein.

III.     THE AUCTION.

         3.1. Purpose; Incorporation by Reference of Auction Procedures and Settlement Procedures.

                    (a) On each Auction Date for a Series of MMP, the provisions of the Auction Procedures will be followed by the Auction Agent for the purpose of determining the Applicable Rate for such Series of Shares, for the next Subsequent Dividend Period therefor. Each periodic operation of such procedures is hereinafter referred to as an "Auction."

                    (b) All of the provisions contained in the Auction Pro cedures and the Settlement Procedures are incorporated herein by reference in their entirety and shall be deemed to be a part of this Agreement to the same extent as if such provisions were set forth fully herein.

                    (c) BD agrees to act as, and assumes the obligations of and limitations and restrictions placed upon, a Broker-Dealer under this Agreement. BD understands that other Persons meeting the requirements specified in the definition of "Broker-Dealer" contained in Paragraph 1 of the Certificate of Designations may execute a Broker-Dealer Agreement and participate as Broker-Dealers in Auctions.

                    (d) BD and other Broker-Dealers may participate in Auctions for their own accounts. However, the Company, by notice to BD and all other Broker Dealers, may prohibit all Broker-Dealers from submitting Bids in Auctions for their own accounts, provided that Broker-Dealers may continue to submit Hold Orders and Sell Orders.

         3.2.       Preparation for Each Auction.

                    (a) Not later than 9:30 A.M. on each Auction Date for a Series of Shares, the Auction Agent shall advise BD by telephone of the Reference Rate and the Maximum Dividend Rate in effect on such Auction Date.

                    (b) In the event that the Auction Date for any Auction of a Series of MMP shall be changed after the Auction Agent has given the notice referred to in clause G of paragraph I of the Settlement Procedures, the Auction Agent, by such means as the Auction Agent deems practicable, shall give notice of such change to BD not later than the earlier of 9:15 A.M. on the new Auction Date or 9:15 A.M. on the old Auction Date. Thereafter, BD promptly shall notify customers of BD that BD believes are beneficial owners of such Series of such change in the Auction Date.

                    (c) The Auction Agent from time to time may request BD to provide it with a list of the respective customers BD believes are beneficial owners of MMP of each Series of Shares. BD shall comply with any such request, and the Auction Agent shall keep confidential any such information, including information received as to the identity of Bidders in any Auction, and shall not disclose any such information so provided to any Person other than the Company; and such information shall not be used by the Auction Agent or its officers, employees, agents or representatives for any purpose other than such purposes as are described herein. The Auction Agent shall transmit any list of customers BD believes are beneficial owners of MMP of each Series of Shares and information related thereto only to its officers, employees, agents or representatives in the [Corporate Trust and Agency Group] who need to know such information for the purposes of acting in accordance with this Agreement, and the Auction Agent shall prevent the transmission of such information to others and shall cause its officers, employees, agents and representatives to abide by the foregoing confidentiality restrictions.

         3.3.       Auction Schedule; Method of Submission of Orders.

                    (a) The Company and the Auction Agent shall conduct separate Auctions for each Series of Shares in accordance with the schedule set forth below. Such schedule may be changed at any time by the Auction Agent with the consent of the Company, which consent shall not be withheld unreasonably. The Auction Agent shall give notice of any such change to BD. Such notice shall be received prior to the first Auction Date on which any such change shall be effective.

          Time                                  Event
          ----                                  -----
       By 9:30 A.M.                  Auction Agent advises the Company
                                     and Broker-Dealers of the Reference
                                     Rate and the Maximum Dividend Rate
                                     as set forth in Section 3.2(a) hereof.

       9:30 A.M. - 1:00 P.M          Auction Agent assembles information
                                     communicated to it by Broker-
                                     Dealers as provided in Paragraph
                                     7(c)(i) of the Certificate of
                                     Designations.  Submission Deadline
                                     is 1:00 P.M.

       Not earlier than              Auction Agent makes determinations
       1:00 P.M.                     pursuant to Paragraph 7(d)(i) of
                                     the Certificate of Designations.

       By approximately              Auction Agent advises the Company
       3:00 P.M.                     of the results of the Auction as
                                      provided in Paragraph 7(d)(ii) of
                                     the Certificate of Designations.

                                     Submitted Bids and Submitted Sell
                                     Orders are accepted and rejected in
                                     whole or in part and Shares are
                                     allocated as provided in Paragraph
                                     7(e) of the Certificate of Designations.

                                     Auction Agent gives notice of
                                     the Auction results as set forth
                                     in Section 3.4(a) hereof.

                  (b) BD agrees to maintain a list of Potential Holders and to contact the Potential Holders on such list on or prior to each Auction Date for the purposes set forth in Paragraph 7 of the Certificate of Designations.

                  (c) BD shall submit Orders to the Auction Agent in writing in substantially the form attached hereto as Exhibit B. BD shall submit separate Orders to the Auction Agent for each Potential Holder or Existing Holder on whose behalf BD is submitting an Order and shall not net or aggregate the Orders of Potential Holder or Existing Holder on whose behalf BD is submitting Orders.

                  (d) BD shall deliver to the Auction Agent (i) a written notice, substantially in the form attached hereto as Exhibit C, of transfers of Shares of any Series of Shares, made through BD by a Beneficial Owner to another Person other than pursuant to an Auction, and (ii) a written notice, substantially in the form attached hereto as Exhibit D, of the failure of Shares of any Series of Shares to be transferred to or by any Person that purchased or sold Shares of any Series of Shares through BD pursuant to an Auction. The Auction Agent is not required to accept any notice delivered pursuant to the terms of the foregoing sentence with respect to an Auction unless it is received by the Auction Agent by 3:00 P.M. on the Business Day next preceding the applicable Auction Date.

         3.4.     Notice of Auction Results.

                  (a) On each Auction Date, the Auction Agent shall notify
BD by telephone as set forth in paragraph (a) of the Settlement Procedures. [As soon as practicable thereafter, if so requested by the Broker-Dealer,] the Auction Agent shall notify BD in writing of the disposition of all Orders submitted by BD in the Auction held on such Auction Date.

                  (b) BD shall notify each Existing Holder or Potential
Holder on whose behalf BD has submitted an Order as set forth in paragraph II of the Settlement Procedures, and take such other action as is required of BD pursuant to the Settlement Procedures.

         If any Existing Holder selling Shares in an Auction, on whose behalf BD has submitted an Order as set forth in paragraph II of the Settlement Procedures, fails to deliver such Shares, BD may deliver to any Person that was to have purchased Shares of such Series of Shares in such Auction a number of whole Shares of such Series of Shares that is less than the number of Shares that otherwise was to be purchased by such Person. In such event, the number of Shares of such Series of Shares to be so delivered shall be determined by BD. Delivery of such lesser number of Shares shall constitute good delivery. Upon the occurrence of any such failure to deliver Shares, BD shall deliver to the Auction Agent the notice required by Section 3.3(d)(ii) hereof. Notwithstanding the foregoing terms of this Section 3.4(b), any delivery or non-delivery of Shares of any Series of Shares which represents any departure from the results of an Auction, as determined by the Auction Agent, shall be of no effect unless and until the Auction

Agent shall have been notified of such delivery or non-delivery in accordance with the terms of Section 3.3(d) hereof. The Auction Agent shall have no duty or liability with respect to enforcement of this Section 3.4(b).

         3.5. Service Charge to Be Paid to BD. On the Business Day next succeeding each Auction Date, the Auction Agent shall pay to BD from moneys received from the Company an amount equal to: (a) in the case of any Auction Date immediately preceding a Regular Dividend Period, the product of (i) a fraction the numerator of which is the number of days in such Subsequent Dividend Period (calculated by counting the first day of such Subsequent Dividend Period but excluding the last day thereof) and the denominator of which is 360, times (ii) [1/4 of 1%], times (iii) $100,000, times (iv) the sum of (A) the aggregate number of Shares placed by BD in the applicable Auction that were
(x) the subject of a Submitted Bid of an Existing Holder submitted by BD and continued to be held as a result of such submission and (y) the subject of a Submitted Bid of a Potential Holder submitted by BD and were purchased as a result of such submission plus (B) the aggregate number of Shares subject to valid Hold Orders (determined in accordance with Paragraph 7 of the Certificate of Designations) submitted to the Auction Agent by BD plus (C) the number of Shares deemed to be subject to Hold Orders by Existing Holders pursuant to Paragraph 7 of the Certificate of Designations that were acquired by such Existing Holders through BD; and (b) in the case of any Auction Date immediately preceding a Special Dividend Period, that amount as mutually agreed upon by the Company and BD, based on the selling concession that would be applicable to an underwriting of fixed or variable rate preferred Shares with a similar final maturity or variable rate dividend period, at the commencement of such Special Dividend Period.

         For purposes of subclause (a)(iv)(C) of the foregoing sentence, if any Beneficial Owner who acquired Shares of any Series of Shares through BD transfers those Shares to another Person other than pursuant to an Auction, then the Broker-Dealer for the Shares so transferred shall continue to be BD, provided, however, that if the transfer was effected by, or if the transferee is, a Broker- Dealer other than BD, then such Broker-Dealer shall be the Broker-Dealer for such Shares.

IV.      THE AUCTION AGENT.

         4.1.     Duties and Responsibilities.

                  (a) The Auction Agent is acting solely as agent for the Company hereunder and owes no fiduciary duties to any other Person by reason of this Agreement.

                  (b) The Auction Agent undertakes to perform such duties and only such duties as are set forth specifically in this Agreement, and no implied covenants or obligations shall be read into this Agreement against the Auction Agent.

                  (c) In the absence of bad faith or negligence on its part, the Auction Agent shall not be liable for any action taken, suffered or omitted by it, or for any error of judgment made by it in the performance of its duties under this Agreement. The Auction Agent shall not be liable for any error of judgment made in good faith unless the Auction Agent shall have been negligent in ascertaining (or failing to ascertain) the pertinent facts.

         4.2.     Rights of the Auction Agent.

                  (a) The Auction Agent may rely upon, and shall be protected in acting or refraining from acting upon, any communication authorized by this Agreement and any written instruction, notice, request, direction, consent, report, certificate, Share certificate or other instrument, paper or document believed by it to be genuine. The Auction Agent shall not be liable for acting upon any telephone communication authorized by this Agreement which the Auction Agent believes in good faith to have been given by the Company or by BD. The Auction Agent may record telephone communications with BD.

                  (b) The Auction Agent may consult with counsel of its own choice, and the advice of such counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

                  (c) The Auction Agent shall not be required to advance, expend or risk its own funds or otherwise incur or become exposed to financial liability in the performance of its duties hereunder.

                  (d) The Auction Agent may perform its duties and exercise its rights hereunder either directly or by or through agents or attorneys.

         4.3. Auction Agent's Disclaimer. The Auction Agent makes no representation as to the validity or adequacy of this Agreement or the Shares.

V.       MISCELLANEOUS.

         5.1. Termination. Either party may terminate this Agreement at any time upon five days' prior written notice to the other party; provided, however, that if BD is Lehman Brothers Inc., neither BD nor the Auction Agent may terminate this Agreement without first obtaining prior written consent of the Company to such termination, which consent shall not be withheld unreasonably.

         5.2. Participant in Securities Depository; Payment of Dividends in Same-Day Funds.

                  (a) BD is, and shall remain for the term of this Agreement, a member of, or a participant in, the Securities Depository (or an affiliate of such a member or participant).

                  (b) BD represents that it (or if BD does not act as Agent Member, one of its affiliates) shall make all dividend payments on the Shares available in same-day funds on each Dividend Payment Date to customers that use BD (or its affiliate) as Agent Member.

         5.3. Agent Member. At the date hereof, BD is a participant of the Securities Depository.

         5.4. Communications. Except for (i) communications authorized to be made by telephone pursuant to this Agreement or the Auction Procedures and (ii) communications in connection with the Auctions (other than those expressly required to be in writing), all notices, requests and other communications to any party hereunder shall be in writing (including telecopy or similar writing) and shall be given to such party at its address or telecopier number set forth below:

   If to BD,                              _____________________________________
   addressed to:                          _____________________________________
                                          _____________________________________
                                          _____________________________________
                                          _____________________________________
                                          Attention:  __________________

                                           Telecopier No.: [(212) _____________
                                           Telephone No.:  [(212) _____________

   If to the Auction                      _____________________________________
   Agent, addressed to:                   _____________________________________
                                          _____________________________________
                                          Attention:  _________________________

                                          Telecopier No.: [(212) ______________
                                          Telephone No.:  [(212) ______________

or such other address or telecopier number as such party hereafter may specify for such purpose by notice to the other party. Each such notice, request or communication shall be effective when delivered at the address specified herein. Communications shall be given on behalf of BD by a BD Officer and on behalf of the Auction

Agent by an Authorized Officer. BD may record telephone communications with the Auction Agent.

         5.5. Entire Agreement. This Agreement contains the entire agreement between the parties relating to the subject matter hereof, and there are no other representations, endorsements, promises, agreements or understandings, oral, written or inferred, between the parties relating to the subject matter hereof.

         5.6. Benefits. Nothing in this Agreement, express or implied, shall give to any person, other than the Company, the Auction Agent and BD and their respective successors and assigns, any benefit of any legal or equitable right, remedy or claim under this Agreement.

         5.7.     Amendment; Waiver.

                  (a) This Agreement shall not be deemed or construed to be modified, amended, rescinded, canceled or waived, in whole or in part, except by a written instrument signed by a duly authorized representative of the party to be charged.

                  (b) Failure of either party to this Agreement to exercise any right or remedy hereunder in the event of a breach of this Agreement by the other party shall not constitute a waiver of any such right or remedy with respect to any subsequent breach.

         5.8. Successors and Assigns. This Agreement shall be binding upon, inure to the benefit of, and be enforceable by, the respective successors and permitted assigns of each of BD and the Auction Agent. This Agreement may not be assigned by either party hereto absent the prior written consent of the other party; provided, however, that this Agreement may be assigned by the Auction Agent to a successor Auction Agent selected by the Company without the consent of BD.

         5.9. Severability. If any clause, provision or section of this Agreement shall be ruled invalid or unenforceable by any court of competent jurisdiction, the invalidity or unenforceability of such clause, provision or section shall not affect any remaining clause, provision or section hereof.

         5.10. Execution in Counterparts. This Agreement may be executed in several counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument.

         5.11. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed in said State.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the date first above written.

                                            THE BANK OF NEW YORK

                                            By:________________________________
                                               Name:
                                               Title:

                                            LEHMAN BROTHERS INC.

                                            By:________________________________
                                               Name:
                                               Title:

                                                                      EXHIBIT A

                              SETTLEMENT PROCEDURES

     The following summary of Settlement Procedures sets forth the procedures expected to be followed in connection with the settlement of each Auction and are incorporated by reference in the Auction Agent Agreement and the Broker-Dealer Agreement. Nothing contained in this Exhibit A constitutes a representation by the Company that in each Auction each party referred to herein actually will perform the procedures described herein to be performed by such party. Capitalized terms used herein shall have the respective meanings specified in the Broker-Dealer Agreement.

     I. On each Auction Date, the Auction Agent shall notify by telephone or through the Auction Agent's Processing System the Broker-Dealers that participated in the Auction held on such Auction Date and submitted an Order on behalf of any Existing Holder or Potential Holder of:

          A. the Applicable Rate fixed for the next succeeding Dividend Period;

          B. whether Sufficient Clearing Bids existed for the determination of the Applicable Rate;

          C. if such Broker-Dealer (a "Seller's Broker-Dealer") submitted a Bid or a Sell Order on behalf of an Existing Holder, the number of Shares, if any, to be sold by such Existing Holder;

          D. if such Broker-Dealer (a "Buyer's Broker-Dealer") submitted a Bid on behalf of a Potential Holder, the number of Shares, if any, to be purchased by such Potential Holder;

          E. if the aggregate number of Shares to be sold by all Existing Holders on whose behalf such Broker-Dealer submitted a Bid or a Sell Order exceeds the aggregate number of Shares to be purchased by all Potential Holders on whose behalf such Broker-Dealer submitted a Bid, the name or names of one or more Buyer's Broker-Dealers (and the name of the Agent Member, if any, of each such Buyer's Broker-Dealer) acting for one or more purchasers of such excess number of Shares and the number of such Shares to be purchased from one or more Existing Holders on whose behalf such Broker-Dealer acted by one or more Potential Holders on whose behalf each of such Buyer's Broker-Dealers acted;

          F. if the aggregate number of Shares to be purchased by all Potential Holders on whose behalf such Broker-Dealer submitted a Bid exceeds the aggregate number of Shares to be sold by all Existing Holders on whose behalf such Broker-Dealer submitted a Bid or a Sell Order, the name or names of one or more Seller's Broker-Dealers (and the name of the Agent Member, if any, of each such Seller's Broker-Dealer) acting for one or more sellers of such excess number of Shares and the number of such Shares to be sold to one or more Potential Holders on whose behalf such Broker-Dealer acted by one or more Existing Holders on whose behalf each of such Seller's Broker-Dealers acted; and

          G. the Auction Date of the next succeeding Auction with respect to the Shares.

     II. On each Auction Date, each Broker-Dealer that submitted an Order on behalf of any Existing Holder or Potential Holder shall:

          A. in the case of a Broker-Dealer that is a Buyer's Broker-Dealer, instruct each Potential Holder on whose behalf such Broker-Dealer submitted a Bid that was accepted, in whole or in part, to instruct such Potential Holder's Agent Member to pay to such Broker-Dealer (or its Agent Member) through the Securities Depository the amount necessary to purchase the number of Shares to be purchased pursuant to such Bid against receipt of such Shares and advise such Potential Holder of the Applicable Rate for the next succeeding Dividend Period;

          B. in the case of a Broker-Dealer that is a Seller's Broker-Dealer, instruct each Existing Holder on whose behalf such Broker-Dealer submitted a Sell Order that was accepted, in whole or in part, or a Bid that was accepted, in whole or in part, to instruct such Existing Holder's Agent Member to deliver to such Broker-Dealer (or its Agent Member) through the Securities Depository the number of Shares to be sold pursuant to such Order against payment therefor and advise any such Existing Holder that will continue to hold Shares of the Applicable Rate for the next succeeding Dividend Period;

          C. advise each Existing Holder on whose behalf such Broker-Dealer submitted a Hold Order of the Applicable Rate for the next succeeding Dividend Period;

          D. advise each Existing Holder on whose behalf such Broker-Dealer submitted an Order of the Auction Date for the next succeeding Auction; and

          E. advise each Potential Holder on whose behalf such Broker-Dealer submitted a Bid that was accepted, in whole or in part, of the Auction Date for the next succeeding Auction.

     III. On the basis of the information provided to it pursuant to (I) above, each Broker-Dealer that submitted a Bid or a Sell Order on behalf of a Potential Holder or an Existing Holder shall, in such manner and at such time or times as in its sole discretion it may determine, allocate any funds received by it pursuant to (II)(A) above and any Shares received by it pursuant to (II)(B) above among the Potential Holders, if any, on whose behalf such Broker-Dealer submitted Bids, the Existing Holders, if any, on whose behalf such Broker-Dealer submitted Bids that were accepted or Sell Orders, and any Broker-Dealer or Broker-Dealers identified to it by the Auction Agent pursuant to (I)(E) or
(I)(F) above.

     IV. On each Auction Date:

          A. each Potential Holder and Existing Holder shall instruct its Agent Member as provided in (II) (A) or (B) above, as the case may be;

          B. each Seller's Broker-Dealer which is not an Agent Member of the Securities Depository shall instruct its Agent Member to (A) pay through the Securities Depository to the Agent Member of the Existing Holder delivering Shares to such Broker-Dealer pursuant to (II)(B) above the amount necessary to purchase such Shares against receipt of such Shares, and (B) deliver such Shares through the Securities Depository to a Buyer's Broker-Dealer (or its Agent Member) identified to such Seller's Broker-Dealer pursuant to (I)(E) above against payment therefor; and

          C. each Buyer's Broker-Dealer which is not an Agent Member of the Securities Depository shall instruct its Agent Member to (A) pay through the Securities Depository to a Seller's Broker-Dealer (or its Agent Member) identified pursuant to (I) (F) above the amount necessary to purchase the Shares to be purchased pursuant to (II)(A) above against receipt of such Shares, and (B) deliver such Shares through the Securities Depository to the Agent Member of the purchaser thereof against payment therefor.

     V. On the day after the Auction Date:

          A. each Bidder's Agent Member referred to in (IV)(A) above shall instruct the Securities Depository to execute the transactions described in
     (II)(A) or (B) above, and the Securities Depository shall execute such transactions;

          B. each Seller's Broker-Dealer or its Agent Member shall instruct the Securities Depository to execute the transactions described in (IV)(B) above, and the Securities Depository shall execute such transactions; and

          C. each Buyer's Broker-Dealer or its Agent Member shall instruct the Securities Depository to execute the transactions described in (IV)(C) above, and the Securities Depository shall execute such transactions.

     VI. If a an Existing Holder selling Shares in an Auction fails to deliver such Shares (by authorized book-entry), a Broker-Dealer may deliver to the Potential Holder on behalf of which it submitted a Bid that was accepted a number of whole Shares that is less than the number of Shares that otherwise was to be purchased by such Potential Holder. In such event, the number of Shares to be so delivered shall be determined solely by such Broker-Dealer. Delivery of such lesser number of Shares shall constitute good delivery. Notwithstanding the foregoing terms of this paragraph (VI), any delivery or non-delivery of Shares which shall represent any departure from the results of an Auction, as determined by the Auction Agent, shall be of no effect unless and until the Auction Agent shall have been notified of such delivery or non-delivery in accordance with the provisions of the Auction Agent Agreement and the Broker-Dealer Agreements.

                                                                      EXHIBIT B

                              THE BANK OF NEW YORK
                                AUCTION BID FORM

Submit To:  The Bank of New York               issue:      SmithKline Beecham
           [Securities Transfer Department]                Holdings Corporation
           [Address]                           Series: _______________________
           New York, New York _______          Auction Date:__________________
           Attention: [Auction Window]         Telephone: (215) 751-7633
                                               Facsimile: (215) ________

The undersigned Broker-Dealer submits the following Order on behalf of the Bidder listed below:

Name of Bidder:______________________________________

                                 EXISTING HOLDER

Shares now held____________________________     HOLD             ______________
                                                BID at rate of   ______________
                                                SELL             ______________

                           POTENTIAL BENEFICIAL OWNER

                                                # of Shares bid  ______________
                                                BID at rate of   ______________

Notes:

(1) If submitting more than one Bid for one Bidder, use additional Auction Bid Forms.

(2) If one or more Bids covering in the aggregate more than the number of outstanding Shares held by any Existing Holder are submitted, such Bid shall be considered valid in the order of priority set forth in the Auction Procedures on the above issue.

(3) A Hold or Sell Order may be placed only by an Existing Holder covering a number of Shares not greater than the number of Shares currently held.

(4) Potential Holders may make only Bids, each of which must specify a rate. If more than one Bid is submitted on behalf of any Potential Holder, each Bid submitted shall be a separate Bid with the rate specified.

(5) Bids may contain no more than three figures to the right of the decimal point (.001 of 1%). Fractions will not be accepted.

   NAME OF BROKER-DEALER   _____________________________________

   Authorized Signature    _____________________________________

                                                                      EXHIBIT C

                    (Note: To be used only for transfers made
                       other than pursuant to an Auction)

                                  TRANSFER FORM

         Re:      SmithKline Beecham Holdings Corporation
                  Flexible Money Market Cumulative Preferred Stock(R), Series _____________________________________________
                  ("Shares"(R))

         We are (check one):

/ /      the Existing Holder named below;

/ /      the Broker-Dealer for such Existing Holder; or

/ /      the Agent Member for such Existing Holder.

         We hereby notify you that such Existing Holder has transferred Shares __________to____________.

                                              _________________________________
                                              (Name of Existing Holder)

                                              _________________________________
                                              (Name of Broker-Dealer)

                                              _________________________________
                                              (Name of Agent Member)


                                            By:________________________________
                                               Printed Name:
                                               Title:

                                                                      EXHIBIT D

                 (Note: To be used only for failures to deliver
                       Shares sold pursuant to an Auction)

                         NOTICE OF A FAILURE TO DELIVER

Complete either I or II

          I.      We are a Broker-Dealer for_________________________(the
                  "Purchaser"), which purchased__________Shares, Series _____________________________________________, of SmithKline
                  Beecham Holdings Corporation in the Auction held on_________ from the Seller of such Shares.

         II.      We are a Broker-Dealer for _____________________________(the
                  "Seller"), which sold _____________ Shares, Series _____________________________________________, of
                  SmithKline Beecham Holdings Corporation in the Auction held on ______________ to the Purchaser of such Shares.

                  We hereby notify you that (check one):

                  _______________  the Seller failed to deliver such Shares to the Purchaser

                  _______________  the Purchaser failed to make payment to the
                                   Seller upon delivery of such Shares

                                        Name:__________________________________
                                            (Name of Broker-Dealer)

                                          By:__________________________________
                                             Printed Name:
                                             Title: